UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2026

AMERICAN AIRLINES GROUP INC.
AMERICAN AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware Delaware	1-8400 1-2691	75-1825172 13-1502798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 Skyview Drive, Fort Worth, Texas 76155
1 Skyview Drive, Fort Worth, Texas 76155
(Address of Principal Executive Offices)(Zip Code)
(682)
278-9000
(682)
278-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AAL	The Nasdaq Global Select Market
Preferred Stock Purchase Rights	—	(1)

(1)	Attached to the Common Stock

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company: ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☐

Item 1.01 Entry into a Material Definitive Agreement.
On May 29, 2026, American Airlines, Inc., a Delaware corporation (the “Company”), and American Airlines Group Inc., a Delaware corporation (“AAG”), entered into the Twelfth Amendment to Amended and Restated Credit and Guaranty Agreement (the “Twelfth Amendment”), amending the Amended and Restated Credit and Guaranty Agreement, dated as of April 20, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Twelfth Amendment, the “Prior 2014 Credit Agreement” and, as amended by the Twelfth Amendment, the “2014 Credit Agreement”), by and among the Company, AAG, the lenders party thereto and Citibank, N.A., as administrative agent. Pursuant to the Twelfth Amendment, the Company (A) refinanced in full the existing term loans under the Prior 2014 Credit Agreement (such existing term loans, the “Existing Term Loans”) by incurring term loans in an aggregate principal amount of $1,146.8 million (the “2026 Refinancing Term Loans”), (B) incurred incremental term loans in an aggregate principal amount of $703.2 million (the “2026 Incremental Term Loans” and, together with the 2026 Refinancing Term Loans, the “2026 Term Loans”), and (C) amended certain other terms of the Prior 2014 Credit Agreement. Pursuant to the Twelfth Amendment, the 2026 Term Loans bear interest at a base rate (subject to a floor of 0.00%) plus an applicable margin of 2.00% per annum or, at the Company’s option, the SOFR rate for a tenor of three months (subject to a floor of 0.00%), plus an applicable margin of 3.00% per annum. The 2026 Term Loans have a maturity date of May 29, 2033, and shall be repaid in annual installments of 1.00% of the aggregate amount of 2026 Term Loans outstanding on the effective date of the Twelfth Amendment, beginning on the first anniversary of the Twelfth Amendment.
The foregoing description of the Twelfth Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Twelfth Amendment, which is attached as Exhibit 10.1 hereto and incorporated by reference into this Item 1.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance
Sheet Arrangement of a Registrant.
The disclosure included in Item 1.01 above is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1	Twelfth Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of May 29, 2026, amending the Amended and Restated Credit and Guaranty Agreement, dated as of April 20, 2015, among American Airlines, Inc., American Airlines Group Inc., the lenders from time to time party thereto and Citibank, N.A., as administrative agent.*

104	Cover page interactive data file (embedded within the inline XBRL document).

*	Portions of this exhibit have been omitted in accordance with Item 601(b)(10) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A MERICAN A IRLINES G ROUP I NC .

Date: May 29, 2026	By:	/s/ Devon E. May
Name: Devon E. May
Title: Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A MERICAN A IRLINES , I NC .

Date: May 29, 2026	By:	/s/ Devon E. May
Name: Devon E. May
Title: Executive Vice President and Chief Financial Officer